As filed with the Securities and Exchange Commission on April 30, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CITIZENS & NORTHERN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2451943
(State of Incorporation)	I.R.S. Employer
Identification Number)
90-92 Main Street
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Address, including Zip Code, and Telephone Number, including Area Code, of Principal Executive Offices

Citizens & Northern Corporation 1995 Stock Incentive Plan
Citizens & Northern Corporation Independent Directors Stock Incentive Plan
(Full Title of the Plan)
Craig G. Litchfield,
Chairman, President and Chief Executive Officer
Citizens & Northern Corporation
90-92 Main Street
P.O. Box 58
Wellsboro, Pennsylvania 16901
(570) 724-3411
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Charles J. Ferry, Esquire
Rhoads & Sinon LLP
One South Market Square, 12th Floor
P.O. Box 1146
Harrisburg, PA 17108-1146
     (717) 233-5731
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed Maximum	Proposed Maximum
Registration to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee (3)
Common Stock, par value $1.00	620,576 shares	$18.00	$11,170,368	$439.00

(1)	Represents the additional number of shares that may be granted under the Plans as amended effective February 28, 2008, together with an indeterminate number of shares of the Registrant’s common stock that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant’s common stock. In accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, such indeterminable number of additional shares as may be issuable as a result of such adjustments are also registered hereby.

(2)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the common stock of Citizens & Northern Corporation, as reported on NASDAQ Capital Market on April 23, 2008, of $18.00 per share.

(3)	Pursuant to General Instruction E of Form S-8, a filing fee is only being paid with respect to registration of additional securities for the Plans.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: This Registration Statement on Form S-8 is filed by the Registrant to register an aggregate of the additional 620,576 shares of Common Stock (the “Additional Shares”), which may be awarded under the Citizens & Northern 1995 Stock Incentive Plan and the Citizens & Northern Independent Directors Stock Incentive Plan pursuant to amendments effective February 28, 2008 upon approval by the shareholders on April 15, 2008. The Additional Shares are in addition to the 364,424 shares which were previously registered pursuant to a Form S-8 Registration Statement (the “Prior Registration Statement”) filed on November 3, 2006 (Commission File No. 333-138398). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The contents of the Prior Registration Statement previously filed with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference. In addition, the following documents filed with the Commission by the Registration are incorporated herein by reference::
(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of Registrant’s fiscal year covered by the annual report referred to in (a) above.

(c)	The description of Registrant’s Common Stock contained in its registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. In no event will any information that the Registrant furnishes under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise be deemed a part of the Registration Statement.
ITEM 8. EXHIBITS.

5.1*	Opinion of Rhoads & Sinon LLP.

23.1	Consent of Rhoads & Sinon LLP (included as part of Exhibit 5.1).

23.2*	Consent of Parente Randolph, LLC.

24.1	Powers of Attorney (included as part of signature page).

99.1	Third Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s proxy statement dated March 18, 2008 for its annual meeting of shareholders held on April 15, 2008).

99.2	First Amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008).

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wellsboro, Commonwealth of Pennsylvania, on April 15, 2008.

CITIZENS & NORTHERN CORPORATION (Registrant)
By:	/s/ Craig G. Litchfield
Craig G. Litchfield
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig G. Litchfield, Mark A. Hughes and Charles J. Ferry, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Craig G. Litchfield	Chairman, President and	April 15, 2008
Craig G. Litchfield	Chief Executive Officer and Director (Principal Executive Officer)

Signature	Title	Date

/s/ Mark A. Hughes	Treasurer (Principal	April 15, 2008
Mark A. Hughes	Accounting Officer)

/s/ Dennis F. Beardslee	Director	April 15, 2008
Dennis F. Beardslee

/s/ R. Robert DeCamp	Director	April 15, 2008
R. Robert DeCamp

/s/ Jan E. Fisher	Director	April 15, 2008
Jan E. Fisher

/s/ R. Bruce Haner	Director	April 15, 2008
R. Bruce Haner

/s/ Susan E. Hartley	Director	April 15, 2008
Susan E. Hartley

/s/ Leo F. Lambert	Director	April 15, 2008
Leo F. Lambert

/s/ Edward L. Learn	Director	April 15, 2008
Edward L. Learn

/s/ Raymond R. Mattie	Director	April 15, 2008
Raymond R. Mattie

/s/ Edward H. Owlett, III	Director	April 15, 2008
Edward H. Owlett, III

/s/ Leonard Simpson	Director	April 15, 2008
Leonard Simpson

/s/ James E. Towner	Director	April 23, 2008
James E. Towner

/s/ Ann M. Tyler	Director	April 15, 2008
Ann M. Tyler

/s/ Charles H. Updegraff, Jr.	Director	April 15, 2008
Charles H. Updegraff, Jr.

INDEX TO EXHIBITS

Exhibit No.	Exhibit

5.1*	Opinion of Rhoads & Sinon LLP.

23.1	Consent of Rhoads & Sinon LLP (included as part of Exhibit 5.1).

23.2*	Consent of Parente Randolph, LLC.

24.1	Powers of Attorney (included as part of signature page).

99.1	Third Amendment to the Citizens & Northern Corporation 1995 Stock Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s proxy statement dated March 18, 2008 for its annual meeting of shareholders held on April 15, 2008).

99.2	First Amendment to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008).

*	Filed herewith